EXHIBIT 10.3
GAIN CAPITAL HOLDINGS, INC.
2011 EMPLOYEE STOCK PURCHASE PLAN

i

     1. PURPOSE OF THE PLAN
          The GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan is intended to promote the interests of the Company (as defined in Article 2) by providing Eligible Employees (as defined in Article 2) of a Participating Employer (as defined in Article 2) with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under section 423 of the Internal Revenue Code of 1986, as amended. The Plan (as defined in Article 2) is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
     2. DEFINITIONS
          (a) “1933 Act” shall mean the Securities Act of 1933, as amended.
          (b) “Board” shall mean the Company’s Board of Directors.
          (c) “Change of Control” shall be deemed to have occurred if:
          (i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors; or
          (ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own in substantially the same proportion as ownership immediately prior to the merger or consolidation, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.
          (iii) A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.
          (e) “Common Stock” shall mean the common stock of the Company.
          (f) “Company Affiliate” shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.
          (g) “Company” shall mean GAIN Capital Holdings, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of GAIN Capital Holdings, Inc. that shall adopt the Plan.
          (h) “Cash Compensation” shall mean (i) the regular base salary paid to a Participant by one or more Participating Employers during the Participant’s period of participation in one or more Offering Periods under the Plan plus (ii) all overtime payments, bonuses, cash incentive compensation payments, and commissions received during such period. Such Cash Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate. However, Cash Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Cash Compensation).
          (i) “Effective Date” shall mean the later of January 1, 2011, or the time at which the Underwriting Agreement is executed and the Common Stock is priced for the initial public offering of such Common Stock. Any Company Affiliate that becomes a Participating Employer after such Effective Date shall designate an effective date with respect to its employees.
          (j) “Eligible Employee” shall mean any person who is employed by a Participating Employer on a basis under which he or she is regularly expected to render more than 20 hours of service per week and for more than five months per calendar year, for earnings considered wages under Code section 3401(a); provided, however, that the Plan Administrator may establish further eligibility requirements from time to time that are consistent with Code section 423.

          (k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (l) “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (iv) If the Common Stock is at the time traded on a national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.
          (v) If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (m) “Offering Period” shall mean the period during which shares of Common Stock shall be offered for purchase under the Plan as described in Section 5.
          (n) “Participant” shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.
          (o) “Participating Employer” shall mean the Company and such Company Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Employers in the Plan are listed in the attached Schedule A.
          (p) “Plan” shall mean the GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.
          (q) “Plan Administrator” shall mean the Compensation Committee of the Board.
          (r) “Purchase Date” shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be such date as the Plan Administrator determines.
          (s) “Purchase Interval” shall mean each successive six-month period (or other period designated by the Plan Administrator) within a particular Offering Period, at the end of which purchased shares of Common Stock shall be purchased on behalf of each Participant.
          (t) “Underwriting Agreement” shall mean the agreement between the Company and the underwriters managing the initial public offering of the Common Stock.

     3. ADMINISTRATION OF THE PLAN
          The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423 or otherwise desirable. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant. The Plan Administrator may delegate its ministerial duties to one or more subcommittees or to a third party administrator, as it deems appropriate.
     4. STOCK SUBJECT TO PLAN
          (a) Number of Shares. Subject to adjustment as described below and after giving effect to any stock split effectuated in connection with the initial public offering of Common Stock, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is the sum of:
          (i) 500,000 shares, plus
          (ii) as of the first trading day in January of each year, for the period that begins on the first trading day in January 2012 and ends on the second trading day in January 2021, there shall be automatically added to the number of authorized shares under the Plan an additional positive number equal to 0.5% of the shares of Common Stock outstanding (on a fully diluted basis) on the last trading day of the immediately preceding December; provided, however, that the aggregate number of shares of common stock that may be issued or transferred under the Plan shall not exceed 3,000,000 shares.
The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.
          (b) Adjustment. If, after the Effective Date, there is any change in the number or kind of shares of Common Stock outstanding by reason of any stock split or reverse stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder. In addition, the Plan Administrator shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (b) or applicable law.

Any adjustments made by the Plan Administrator shall be consistent with section 423 of the Code and shall be final, binding and conclusive.
     5. OFFERING PERIODS
          (a) Limitations. Shares of Common Stock shall be offered for purchase under the Plan through a series of Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
          (b) Duration of Offering Period. Each Offering Period shall be of such duration (not to exceed 27 months) as shall be determined by the Plan Administrator prior to the beginning of such Offering Period. Unless the Plan Administrator determines otherwise before the beginning of the Offering Period, Offering Periods shall commence at six-month intervals on each January 1 and July 1 (or the next business day, if such date is not a business day) over the term of the Plan, and each Offering Period shall last for 6 months, ending on June 30 or December 31, as the case may be (or the immediately preceding business day, if such date is not a business day). Accordingly, unless determined otherwise by the Plan Administrator, two separate Offering Periods shall commence in each calendar year during which the Plan remains in existence. However, if the Effective Date is later than January 1, 2011, the initial Offering Period shall commence Date on such date as the Plan Administrator determines, in its sole discretion, and terminate on June 30, 2011 or such other date as the Plan Administrator determines, in its sole discretion.
          (c) Purchase Intervals. Each Offering Period shall consist of a series of one or more successive Purchase Intervals. Unless the Plan Administrator determines otherwise, Purchase Intervals shall have a duration of six months each and coincide with the Offering Periods.
          (d) Plan Administrator Discretion. Notwithstanding the foregoing, the Plan Administrator may establish shorter, longer or overlapping Offering Periods and/or different Purchase Intervals, before the beginning of the applicable Offering Period, as the Plan Administrator deems appropriate.
     6. ELIGIBILITY
          (a) Commencement of Participation. Each individual who is an Eligible Employee on the start date of any Offering Period under the Plan may enter that Offering Period on such start date provided that such Eligible Employee timely fulfills any requirements for enrollment as may be established by the Plan Administrator. However, an Eligible Employee may participate in only one Offering Period at a time.
          (b) Limitation on Participation. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.
          (c) Enrollment Forms. Except as otherwise provided in Section 6(a) above, in order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete an enrollment form prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) at such time on or before the beginning of that Offering Period, as determined by the Plan Administrator.
     7. PAYROLL DEDUCTIONS
          (a) Elections. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of 1% of the Cash Compensation paid to the Participant during each Purchase Interval within that Offering Period, up to a maximum of 10% of Cash Compensation. The deduction rate so authorized shall continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with rules and procedures established from time to time by the Plan Administrator. The Plan Administrator shall establish rules and procedures, in its discretion, from time to time regarding elections to authorize payroll deductions, changes in such elections, and withdrawals from employee accounts.
          (b) Commencement. Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to a book account established on the Company’s records for the Participant, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.
          (c) Cessation of Payroll Deductions. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the Plan.
          (d) No Requirement to Purchase. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.
          (e) Other Forms of Contributions. Unless the Plan Administrator determines otherwise, contributions under the Plan shall be made only through payroll deductions.

     8. PURCHASE RIGHTS
          (a) Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each Offering Period in which he or she is enrolled. The purchase right shall be granted on the first day of the Offering Period to each enrolled Eligible Employee and shall provide the Participant with the right to purchase shares of Common Stock during that Offering Period, up to the per-Participant maximum number of shares specified by the Plan Administrator before the commencement of the Offering Period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. All Participants granted purchase rights under the Plan for an Offering Period shall have the same rights and privileges with respect to such purchase rights.
          (b) Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s accumulated payroll deductions (or, to the extent applicable, his or her lump sum contribution) for the Purchase Interval ending on the Purchase Date to the purchase of whole (and, if permitted by the Plan Administrator, fractional) shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date, subject to applicable limitations on the number of shares of Common Stock that may be purchased.
          (c) Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Offering Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the Offering Period in which he or she is enrolled shall be equal to 85% of the lower of (i) the Fair Market Value per share of Common Stock on the first day of that Offering Period or (ii) the Fair Market Value per share of Common Stock on the Purchase Date. The Plan Administrator may establish a different purchase price per share before the commencement of the applicable Offering Period, but such purchase price shall in no event be lower than the purchase price specified above.
          (d) Number of Purchasable Shares. The maximum number of shares of Common Stock purchasable by any Participant during each Offering Period shall be established by the Plan Administrator prior to the commencement of the Offering Period, subject to adjustment as described in Section 4(b) and the accrual limitations specified in Article 9. The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the per-Participant limitation to be in effect for the number of shares that may be purchased during the Offering Period.
          (e) Excess Payroll Deductions. If the Plan Administrator does not permit the purchase of fractional shares on a Purchase Date, then any payroll deductions that are not applied to the purchase of shares of Common Stock on the Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock on the Purchase Date by reason of the limitation on the maximum number of shares purchasable per Participant or the accrual limitations specified in Article 9 shall be promptly refunded.
          (f) Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article 9, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during an Offering Period, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the Offering Period in which he or she is enrolled. The Plan Administrator shall determine, in this circumstance, whether the Participant will be required to re-enroll in a subsequent Offering Period in order to continue participation in the Plan or whether payroll deductions shall automatically resume on behalf of such Participant when he or she is again able to purchase shares during that Offering Period or a subsequent Offering Period in compliance with the accrual limitations of Article 9.
          (g) Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:
          (i) If a Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, the Participant’s purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded to the Participant.
          (ii) If a Participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (A) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (B) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant has a right to reemployment with the Corporation provided by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled start date into the applicable Offering Period.
          (h) Change of Control. Unless the Plan Administrator determines otherwise, immediately prior to the effective date of any Change of Control, each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each Participant for the Purchase Interval in which the Change of Control occurs to the purchase of shares of Common Stock at a purchase price per share equal to (unless the Plan Administrator determines otherwise prior to the beginning of the particular Offering Period) 85% of the lower of (i) the Fair Market Value per share of Common Stock on the first day of the Offering Period in which such Participant is enrolled at the time of the Change of Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of the Change of Control. The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. The Company shall use its best efforts to provide at least ten days’ prior written notice of the occurrence of any Change of Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.
          (i) Proration of Purchase Rights. If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be refunded.
          (j) Assignability. A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
          (k) Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.
          (l) ESPP Brokerage Account. The shares of Common Stock purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Brokerage Account. Unless determined otherwise by the Plan Administrator, the deposited shares shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account prior to their sale or other disposition by the Participant and all sales of such shares of Common Stock must be effectuated through the Company-designated brokerage firm. Such restriction on transfers shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares purchased under the Plan is timely reported to the Company to enable the Company to comply with applicable laws. The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in employee status.

     9. ACCRUAL LIMITATIONS
          (a) Dollar Limitation. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase stock of the Company or any Company Affiliate at a rate that exceeds $25,000 in Fair Market Value (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding.
          (b) Application of Dollar Limitation. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the Offering Period in which such right remains outstanding. The accrual limitations described herein shall be interpreted and applied consistent with the requirements of Code section 423(b)(8), or any successor provision, and the Treasury Regulations thereunder.
          (c) Refund. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.
          (d) Conflict. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.
     10. EFFECTIVE DATE AND TERM OF THE PLAN
          (a) Effective Date. The Plan was adopted by the Board on [November 22, 2010], and shall become effective on the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the stockholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation have been met. In the event such stockholder approval is not obtained, or such compliance is not effected, within 12 months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial Offering Period (if such Offering Period commences at the Effective Date) hereunder shall be refunded.
          (b) Term. Unless sooner terminated by the Board, the Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.
     11. AMENDMENT AND TERMINATION
          (a) Amendment; Termination. The Board may alter, amend, suspend or terminate the Plan at any time, to become effective immediately following the close of any Purchase Interval. In the event of Plan termination, any outstanding payroll deductions that are not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be refunded to such Participants as soon as administratively possible.
          (b) Stockholder Approval. In no event may the Board effect any amendments to the Plan without the approval of the Company’s stockholders if the approval of any such amendment by the stockholders of the Company is required by section 423 of the Code or applicable stock exchange rules.
     12. GENERAL PROVISIONS
          (a) Death; Beneficiary. In the event of the death of a Participant, the Company shall deliver any cash held for the benefit of the Participant to the executor or administrator of the estate of the Participant.
          (b) Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.
          (c) No Right of Employment. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
          (d) Withholding. If and to the extent that any stock purchases or sales under this Plan are subject to federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to the Participant.
          (e) Transferability. Neither payroll deductions credited to a Participant nor any rights with regard to the exercise of a purchase right under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from a Purchase Period.

          (f) Voting. The Participant shall have no voting rights in shares that he or she may purchase pursuant to Section 8(d) until such shares of Common Stock have actually been purchased by the Participant.
          (g) Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          (h) Governing Law. The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Schedule A
Participating Employers
GAIN Capital Holdings, Inc.

GAIN Holdings, LLC

GCAM, LLC

GAIN Capital Holdings International, LLC

GAIN Capital Group, LLC

S.I. Bruce Financial Corporation

GAIN Capital Securities, Inc.

A-1